VARIABLE ANNUITY CLERMONT FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 4.1%

Powershares QQQ†

16,000

$

699,520

Industrial Select Sector SPDR

Berkshire Hathaway, Inc. —

Fund†

18,000

673,200

Class A*

20

$

2,668,000

Vanguard Utilities ETF

8,000

627,840

Total Common Stocks

Vanguard Small-Cap ETF†

10,000

616,500

(Cost $2,456,945)

________

2,668,000

iShares Lehman 20+ Year

Treasury Bond Fund†

6,000

575,340

iShares S&P Global

EXCHANGE TRADED FUNDS 94.7%

Telecommunications

iShares Lehman Aggregate

Sector Index Fund†

8,000

537,520

Bond Fund†

81,000

8,317,080

Consumer Staples Select

Vanguard Total Bond Market

Sector SPDR Fund†

17,000

473,620

ETF

61,000

4,766,540

iShares Russell 1000 Value

SPDR Trust, Series 1†

29,000

3,827,130

Index Fund†

6,000

438,840

iShares S&P Latin America

SPDR S&P Oil & Gas

40 Index Fund†

14,000

3,535,000

Exploration & Production

Vanguard Short-Term Bond

ETF†

8,000

426,080

ETF†

40,000

3,160,800

Vanguard Value ETF

7,000

420,910

iShares iBoxx $ High Yield

Rydex Russell Top 50 ETF

4,000

394,440

Corporate Bond Fund†

30,000

2,901,000

Vanguard Mega Cap 300

iShares Russell 1000 Growth

ETF†

7,000

316,540

Index Fund

41,000

2,232,040

Vanguard Mega Cap 300

DIAMONDS Trust, Series I†

17,000

2,080,800

Growth ETF

7,000

316,330

iShares MSCI Emerging

Vanguard Mega Cap 300

Markets Index Fund†

15,000

2,015,700

Value ETF

7,000

315,630

Vanguard Mid-Cap ETF†

29,000

1,969,100

Energy Select Sector SPDR

Vanguard Emerging Markets

Fund†

4,000

296,240

ETF†

20,000

1,880,600

BlackRock Floating Rate

Financial Select Sector SPDR

Income Strategies Fund

Fund†

58,000

1,442,460

Inc

18,000

258,480

iShares MSCI Brazil Index

BlackRock Floating Rate

Fund†

18,000

1,386,540

Income Strategies Fund II

SPDR Lehman High Yield

Inc

18,000

258,300

Bond ETF

30,000

1,342,500

Eaton Vance Floating-Rate

iShares IBoxx $ Invest Grade

Income Trust

18,000

254,520

Corporate Bond Fund

12,000

1,262,400

Pioneer Floating Rate Trust

18,000

249,840

Vanguard Pacific ETF

20,000

1,239,600

Technology Select Sector

Vanguard Consumer Staples

SPDR Fund†

9,000

201,600

VIPERs

17,000

1,170,790

BlackRock Corporate High

KBW Capital Markets ETF†

23,000

1,160,580

Yield Fund V, Inc.

18,000

195,120

SPDR S&P Biotech ETF†

20,000

1,056,200

BlackRock Corporate High

Utilities Select Sector SPDR

Yield Fund VI, Inc.

18,000

194,940

Fund†

26,000

986,440

Nuveen Floating Rate Income

Van Kampen Senior Income

Fund

18,000

185,040

Trust†

162,000

955,800

Nuveen Floating Rate Income

KBW Bank ETF

22,000

856,240

Opportunity Fund

18,000

184,140

SPDR MSCI ACWI ex-US

Western Asset High Income

ETF†

22,000

829,840

Fund II, Inc.

18,000

165,420

Vanguard FTSE All-World

Vanguard Intermediate-Term

ex-US Index ETF†

14,000

754,600

Bond ETF

2,000

159,100

BlackRock Corporate High

Yield Fund III, Inc.

18,000

117,360

1

VARIABLE ANNUITY CLERMONT FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Shares

Value

BlackRock Corporate High

Yield Fund, Inc.

18,000 $

117,180

Eaton Vance Senior Income

Trust

18,000

116,100

Van Kampen High Income

Trust II

18,000

64,080

RMK High Income Fund, Inc.

18,000

63,180

Dreyfus High Yield Strategies

Fund

18,000

62,460

RMK Multi-Sector High

Income Fund

18,000

________

59,940

Total Exchange Traded Funds

(Cost $61,763,819)

________

61,165,130

MUTUAL FUNDS 2.9%

First American Prime

Obligations Fund

1,872,603

________

1,872,603

Total Mutual Funds

(Cost $1,872,603)

________

1,872,603

STRUCTURED NOTES 0.6%

Barclays Bank PLC ETF Plus

Notes at 2.15% due

10/06/08††

400,000

________

359,680

Total Structured Notes

(Cost $399,700)

359,680

Face

Amount

SECURITIES LENDING COLLATERAL 35.2%

Investment in Securities Lending Short

Term

Investment Portfolio Held

by U.S. Bank

$

22,725,396

________

22,725,396

Total Securities Lending Collateral

(Cost $22,725,396)

22,725,396

________

Total Investments 137.5%

(Cost $89,218,463)

$

________

88,790,809

Liabilities in Excess of Other

Assets – (37.5)%

$

(24,223,530)

________

Net Assets – 100.0%

$

64,567,279

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at March 31,

2008.

††

Variable rate coupon linked to the iShares MSCI Emerging

Markets Index Fund.

2